UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

PRIMO WATER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 22, 2023, Primo Water Corporation issued the following press release:

Primo Board Responds to Legion’s Late Submission of 43-Page “Supplemental”
Disclosure that Attempts to Correct Deficiencies in Legion’s Director Nomination Notice

Board Determines that Additional Disclosures Do Not Exonerate Intentional Misrepresentations by Two of Legion’s Candidates

Board Exercises Its Discretion to Allow Legion’s Other Two Candidates to Be Nominated by Legion Despite Legion’s Deficient and Invalid Nomination Notice

TAMPA, Fla., March 22, 2023 /PRNewswire/ – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that the Primo Board of Directors (the “Board”) has exercised its discretion under Primo’s Bylaws to waive some of the deficiencies in the invalid nomination notice (the “Notice”) submitted by Legion Partners Holdings, LLC (together with its affiliates, “Legion”) with respect to the election of directors at the Company’s 2023 Annual and Special Meeting of Shareowners (the “Annual Meeting”). As a result, two of Legion’s four candidates can be submitted for nomination to the Board at the Annual Meeting. The Board met and determined to exercise its discretion on March 21, prior to the initiation of a lawsuit by Legion.

The Board is not waiving the deficiencies in Legion’s Notice relating to its two other candidates. Those deficiencies, as previously described, involve troubling misrepresentations and omissions of material facts by the candidates themselves that simply cannot be ignored.

The Board made the following statement:

Primo shareowners have the right to nominate candidates for election to the Company’s Board of Directors so long as they fully comply with the clear and simple requirements set forth in the Company’s Bylaws. Primo’s disclosure requirements are common and safeguard orderly director elections by requiring, in part, that the Company and shareowners are provided with accurate and truthful information about director candidates. These disclosure standards are the same for both the Company’s nominees and for shareowner nominees.

Legion failed to comply with these simple requirements by neglecting to disclose dozens of data points and, importantly, that one of its nominees, Henrik Jelert, was arrested and tried for bribery multiple times, while another of its nominees is involved in a pending lawsuit alleging that she has committed fraud and securities laws violations. These two nominees represented that they had disclosed all the information requested by the Company, when in fact they had not. Each candidate also agreed that the Company would not have to accept his or her name in nomination if he or she omitted material information or made false representations.

The Board, as fiduciaries on behalf of all shareowners, announced last week that it would enforce the requirements in the Company’s Bylaws and the contractual commitments made by these candidates. It determined that the Notice was invalid.

On March 19, 2023, nearly a week after the deadline for shareowners to submit a valid nomination notice, Legion attempted to correct its egregious errors and omissions by submitting 43 pages of additional information as a self-styled “supplement” to its Notice. The Company’s Bylaws do not contain any provision allowing for late corrective supplements to “cure” a deficient Notice.

Nevertheless, the Board met on March 21 and, after careful review of these additional disclosures, determined to exercise its discretion and provide a waiver of certain deficiencies in the Notice with respect to two of Legion’s nominees, Timothy Hasara and Derek Lewis, who we believe have not made material misrepresentations to Primo.

Notably, nothing in the “supplement” exonerates Legion’s other two candidates who made these misrepresentations directly to Primo. The Board has determined that those misrepresentations are material and should not be excused. Accordingly, the Company will not recognize Legion’s nominations of Henrik Jelert and Lori Marcus at the Annual Meeting.

As previously noticed, the Annual Meeting will be held on May 3, 2023. There is no need for shareowners to take any action at this time.

ABOUT PRIMO WATER CORPORATION

Primo is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.2 billion in annual revenue. Primo operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo’s razorblade offering or water solutions. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo also offers water filtration units across its 21-country footprint.

Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. The forward-looking statements in this press release include but are not limited to statements regarding the effectiveness of the Company’s strategy and the ability of the Company’s leadership to execute on such strategy. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the effect of economic, competitive, legal, governmental and technological factors on Primo’s business; and the impact of national, regional and global events on our business, including the COVID-19 outbreak. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report in the Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareowners in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with any such solicitation of proxies from the Company’s shareowners. SHAREOWNERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual and Special Meeting of Shareowners contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://primowatercorp.com/investors/ or through the SEC’s website at www.sec.gov, and are disclosed on The System for Electronic Disclosure by Insiders (SEDI) in Canada. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareowners will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC and Canadian securities regulators at no charge at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Copies will also be available at no charge on the Company’s website at https://primowatercorp.com/investors/.

SOURCE Primo Water Corporation